As filed with the Securities and Exchange Commission on January 11, 2013

Registration No. 333-175643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	98-0226269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

355 Burrard St., Suite 1100, Vancouver, BC V6C 2G8, Canada

(Address of principal executive offices, including zip code)

ANGIOTECH PHARMACEUTICALS, INC. 2011 STOCK INCENTIVE PLAN

(Full title of the plan)

K. Thomas Bailey

President & Chief Executive Officer

Angiotech Pharmaceuticals, Inc.

355 Burrard St., Suite 1100

Vancouver, BC V6C 2G8, Canada

(604) 221-7676

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gregory S. Klein, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Ste. 900

Los Angeles, CA 90067

(310) 277-1010

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 1 to the Registration Statements shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY STATEMENT; DEREGISTRATION OF SECURITIES

Angiotech Pharmaceuticals, Inc. (the “Company”) filed a registration statement on Form S-8 (No. 333-175643) (the “Registration Statement”) on July 18, 2011 to register a total of 2,130,150 shares of its common stock, no par value (“New Common Stock”), to be issued under the Company’s 2011 Stock Incentive Plan (the “Plan”).  As of January 1, 2013, the Company’s obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, have been suspended.   Accordingly, pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities registered under the Registration Statement that remain unsold or unissued under the Plan.  The Company plans to make any future issuances under the Plan pursuant to the exemption provided by Section 701 of the Securities Act of 1933, as amended, or any another exemption available to it.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on January 11, 2013.

ANGIOTECH PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ K. Thomas Bailey
K. Thomas Bailey
President & Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following person in the capacities and on the date indicated on January 11, 2013.

	Signature	Title

*
	K. Thomas Bailey	President & Chief Executive Officer
(Principal Executive Officer)
*
	Jay Dent	Senior Vice President, Finance
(Principal Financial and Accounting Officer)
*
	Jeffrey D. Goldberg	Co-Chairman of the Board of Directors

*
	Kurt M. Cellar	Co-Chairman of the Board of Directors

*
	Bradley S. Karro	Director

*
	Donald M. Casey, Jr.	Director

*
	Omar Vaishnavi	Director

*By:	K. Thomas Bailey
K. Thomas Bailey
Attorney-in-Fact

3